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                                                                    Exhibit 23.3

                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 West 55th Street
                               New York, NY 10019


      We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-108857) of United National Group, Ltd. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder.



Respectfully submitted,


/s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
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LeBoeuf, Lamb, Greene & MacRae, L.L.P.


New York, NY
November 25,2003